UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200
San Diego, CA	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2017, the board of directors of Conatus Pharmaceuticals Inc. (the “Company”) appointed Keith W. Marshall, Ph.D., M.B.A., as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. Dr. Marshall will also serve as the Company’s Principal Financial Officer, replacing Steven J. Mento, Ph.D., the Company’s President and Chief Executive Officer, who has served as acting Principal Financial Officer since March 31, 2017. A copy of the press release announcing Dr. Marshall’s appointment is attached hereto as Exhibit 99.1.

Dr. Marshall has been Chief Financial Officer and Head of Corporate Development since 2015 at Torque Therapeutics, where his responsibilities included finance, operations, human resources, corporate strategy and business development. He served as Managing Director and Advisor in Healthcare Investment Banking from 2012 to 2014 at GCA Savvian Advisors, where he provided strategic counsel to healthcare companies, and continued from 2014 to 2015 at TAG Healthcare Advisors under an alliance with GCA Savvian. Dr. Marshall was Managing Director from 2011 to 2012 at Sagent Advisors; Managing Director, Co-founder, and Chief Financial Officer from 2008 to 2011 at Montgomery, Marshall Healthcare Partners; Managing Director of Healthcare Investment Banking from 2003 to 2008 at Montgomery & Co.; and Associate in Healthcare Investment Banking from 2001 to 2003 at JPMorgan H&Q with additional responsibilities at JPMorgan Partners.

Dr. Marshall previously worked as a Research Associate from 1990 to 1993 at ImmuLogic Pharmaceutical Corporation, where he performed research under a collaboration with Merck around inhibition of MHC Class II molecules for autoimmune disease therapy. He holds an M.B.A. with concentrations in Finance, Strategy, and Entrepreneurship from the University of Chicago – Booth School of Business; a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco; and an A.B. in Biology from Washington University in St. Louis.

In connection with the commencement of his employment, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Marshall, dated August 31, 2017, pursuant to which he will receive an annual base salary of $405,000, which amount is subject to annual review by and at the sole discretion of the Company’s board of directors or its designee. Dr. Marshall will also be eligible to earn an annual cash performance bonus equal to up to 40% of his then-current annual base salary. The annual cash performance bonus will be based on his and/or the Company’s attainment of financial or other operating criteria established by the Company’s board of directors or its designee, as determined by the Company’s board of directors or its designee. Dr. Marshall’s annual bonus for 2017 shall in no event be less than his “target” annual bonus for 2017, pro-rated for the portion of 2017 following his commencement of employment. Dr. Marshall is also entitled to reimbursement for reasonable relocation expenses and temporary housing in the San Diego, California area, plus a tax gross-up for any taxes Dr. Marshall is required to pay resulting from such relocation reimbursements, up to an aggregate of $75,000 in relocation reimbursements and related tax gross-ups.

Pursuant to the Employment Agreement, if the Company terminates Dr. Marshall’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement), he will be entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a lump sum cash payment in an amount equal to his monthly base salary as in effect immediately prior to the date of termination for the twelve-month period following the date of termination; and (3) continuation of health benefits for a period of twelve months following the date of termination.

The Employment Agreement also provides that Dr. Marshall’s stock awards will immediately vest and become exercisable: (1) in the event of a change of control, (A) as to 50% of the then-unvested and outstanding portion of such stock awards on the date of such change of control, and (B) as to the remaining 50% of the then-unvested stock awards on the first to occur of (i) the first anniversary of the change of control or (ii) the date of his termination of employment without cause or for good reason; and (2) in the event his employment is terminated by the Company other than for cause or by him for good reason, as to the number of stock awards that would have vested over the 12-month period following termination had he remained continuously employed by us during such period.

Pursuant to the terms of the Employment Agreement, in connection with his commencement of employment, on August 31, 2017, the Company’s compensation committee of the board of directors approved the grant of options to purchase 525,000 shares of the Company’s common stock to Dr. Marshall. The stock options have an exercise price per share equal to the closing price of the Company’s common stock on the NASDAQ Stock Market on the grant date. The stock options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Dr. Marshall’s continued service with the Company through the applicable vesting dates. In addition, the stock options granted to Dr. Marshall will be subject to accelerated vesting in connection with certain qualifying terminations of service or a change in control of the Company, as described in the Employment Agreement. The stock options have a term of ten years from the grant date. The grant was made as an inducement that was a material component of Dr. Marshall’s compensation and acceptance of employment with the Company and was granted as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). The stock options were granted to Dr. Marshall pursuant to a Non-Qualified Inducement Stock Option Grant Notice and Stock Option Agreement, dated August 31, 2017, between the Company and Dr. Marshall (the “Inducement Option Agreement”).

The foregoing description of the Employment Agreement and the Inducement Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Inducement Option Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

There are no family relationships between Dr. Marshall and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 31, 2017, between Conatus Pharmaceuticals Inc. and Keith W. Marshall, Ph.D., M.B.A.

10.2	Non-Qualified Inducement Stock Option Grant Notice and Stock Option Agreement, dated August 31, 2017, between Conatus Pharmaceuticals Inc. and Keith W. Marshall, Ph.D., M.B.A.

99.1	Press Release dated August 31, 2017 issued by Conatus Pharmaceuticals Inc. regarding appointment of Keith W. Marshall, Ph.D., M.B.A. as Executive Vice President, Chief Operating Officer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017		CONATUS PHARMACEUTICALS INC.

	By:	/s/ Steven J. Mento, Ph.D.
	Name:	Steven J. Mento, Ph.D.
	Title:	President and Chief Executive Officer